EXHIBIT 32.1

CEO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC §1350, as adopted), Joel A. Ronning, the Chief Executive Officer of Digital River, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, and to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.                                      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 6th day of August 2004.

/s/ Joel A. Ronning

Joel A. Ronning
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Digital River, Inc. and will be retained by Digital River, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.